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Exhibit 10.29

HEALTH NET, INC.
2002 STOCK OPTION PLAN

I. INTRODUCTION

        The purposes of the Health Net, Inc. 2002 Stock Option Plan (the "Plan") are (i) to align the interests of the stockholders of Health Net, Inc., a Delaware corporation (the "Company"), and the recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining key salaried employees of the Company and its subsidiaries and (iii) to motivate such employees to act in the long-term best interests of the Company's stockholders.

II. DEFINITIONS

        For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

        "Agreement" shall mean the written instrument evidencing an award hereunder between the Company and the recipient of such award, the terms of which may be amended or modified as provided in Section 6.3.

        "Board" shall mean the Board of Directors of the Company.

        "Bonus Stock" shall mean shares of Common Stock which are not subject to a Restriction Period.

        "Bonus Stock Award" shall mean an award of Bonus Stock.

        "Cash Award" shall have the meaning set forth in Section 5.2(e).

        "Cause" shall have the meaning set forth in Section 6.9(b).

        "Change in Control" shall have the meaning set forth in Section 6.8(b).

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Compensation and Stock Option Committee of the Board.

        "Common Stock" shall mean the Class A Common Stock, $.001 par value, of the Company.

        "Company" shall mean Health Net, Inc., a Delaware corporation, or any successor thereto.

        "Disability" shall mean the inability, as determined solely by the Committee, of the holder of an award to perform substantially such holder's duties and responsibilities for a continuous period of at least six months.

        "Eligible Employee" shall mean those individuals described in Section 3.1.

        "Employer" shall mean the Company and each Subsidiary.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" shall mean the closing price of a share of Common Stock as reported in The Wall Street Journal on the New York Stock Exchange Composite Transactions list for the date as of which such value is being determined or, if there shall be no reported transaction for such date or if such date is not a trading day, on the next immediately preceding date for which a transaction was reported or which was a trading day; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

        "Incentive Stock Option" shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

        "Mature Shares" shall mean previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

        "Maturity Value" shall mean, unless the Committee shall determine otherwise, the average of the Fair Market Value of a share of Common Stock for a period of sixty consecutive trading days ending on the Valuation Date with respect to each Restricted Stock Award, or if the Valuation Date is not a trading day, the sixty consecutive trading days ending on the last trading day before the Valuation Date.

        "Merger" shall mean any merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving or resulting parent corporation immediately after the merger.

        "Nonqualified Stock Option" shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

        "Permanent and Total Disability" shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

        "Restricted Stock" shall mean shares of Common Stock which are subject to a Restriction Period.

        "Restricted Stock Award" shall mean an award of Restricted Stock.

        "Restriction Period" shall mean any period designated by the Committee during which Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement relating to such award.

        "SAR" shall mean a stock appreciation right which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock, cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Stock Award" shall mean a Restricted Stock Award or a Bonus Stock Award.

        "Subsidiary" shall mean any corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "Tax Date" shall have the meaning set forth in Section 6.5.

        "Ten Percent Holder" shall have the meaning set forth in Section 4.2(a).

        "Valuation Date" with respect to any Restricted Stock Award shall mean the date designated in the Agreement with respect to each Restricted Stock Award pursuant to Section 5.2 (a).

III. ELIGIBILITY AND ADMINISTRATION

        3.1    Eligibility.    Participants in the Plan shall consist of such key salaried employees and persons expected to become key salaried employees ("Eligible Employees") of an Employer as the Committee in its sole discretion may select from time to time. The Committee's selection of an employee to participate in the Plan at any time shall not require the Committee to select such employee to participate in the Plan at any other time.

        3.2    Administration.    (a)    In General.    The Plan shall be administered by the Committee. The Committee may grant to Eligible Employees any one or a combination of the following awards under the Plan: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options, (ii) SARs and (iii) Stock Awards in the form of Restricted Stock or Bonus Stock. The Committee shall, subject to the terms of the Plan, select Eligible Employees for participation in the Plan and determine the form, amount and timing of each award to such employees and, if applicable, the number of shares of Common Stock and the number of SARs subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full and (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse. The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan, make any determinations necessary or desirable to effectuate the purposes of the Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations, determinations and conditions shall be final, binding and conclusive. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a majority of the Committee members is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

          (b)    Delegation.    To the extent permitted by applicable law, the Committee may delegate some or all of its power and authority hereunder to such executive officer or officers of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the grant of an award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding or (ii) the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

          (c)    Indemnification.    No member of the Board of Directors or Committee, nor any executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board of Directors and the Committee and any such executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Certificate of Incorporation or By-laws, and under any directors' and officers' liability insurance of the Company that may be in effect from time to time.

        3.3    Shares Available.    Subject to adjustment as provided in Section 6.7, 5,000,000 shares of Common Stock shall be available under the Plan. Such shares of Common Stock and shares of each other class of stock which become available under the Plan shall be reduced by the sum of the aggregate number of shares of such stock then subject to awards under the Plan. To the extent that shares of Common Stock subject to an outstanding option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of an SAR) or Stock Award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under the Plan. Subject to adjustment as provided in Section 6.7, the total number of shares of Common Stock available under this Plan for all Stock Awards shall not exceed 350,000 shares of Common Stock. Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

        To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, the maximum number of shares of Common Stock with respect to which options, SARs, Stock Awards, or a combination thereof may be granted during the term of the Plan to any employee shall be 3,000,000, subject to adjustment as provided in Section 6.7.

IV. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        4.1    Stock Options.    The Committee may, in its discretion, grant options to purchase shares of Common Stock to such Eligible Employees as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of the Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by an option holder during any calendar year (under the Plan or any other plan of the Company or any Subsidiary) exceeds $100,000 (or any other applicable dollar limitation established under the federal tax laws), such options shall constitute Nonqualified Stock Options.

        4.2    Terms of Stock Options.    Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

          (a)    Number of Shares and Purchase Price.    The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to an employee who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any Subsidiary) (a "Ten Percent Holder"), then the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required under the Code in order to constitute an Incentive Stock Option.

          (b)    Exercise Period and Exercisability.    The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish performance measures which must be satisfied as a condition either to a grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or noncumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

          (c)    Method of Exercise.    An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case, except as otherwise set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company. If payment is to be made by delivery of Mature Shares, any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. The Company shall not be required to deliver certificates representing shares of Common Stock until the Company has confirmed the receipt of good and available funds in payment of the full purchase price therefor and any withholding taxes thereon, as described in Section 6.5.

        4.3    Stock Appreciation Rights.    The Committee may, in its discretion, grant SARs to such Eligible Employees as may be selected by the Committee. Any SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.

        4.4    Terms of SARs.    SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

          (a)    Number of SARs and Base Price.    The number of SARs subject to an award shall be determined by the Committee. The base price of an SAR shall be the purchase price per share of Common Stock of the related option.

          (b)    Exercise Period and Exercisability.    The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised only with respect to whole shares of Common Stock. Prior to the exercise of an SAR for shares of Common Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

          (c)    Method of Exercise.    An SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of the SAR and (iii) by executing such documents as the Company may reasonably request.

        4.5    Termination Of Employment.

          (a)    In General.    Subject to Sections 6.9 and 4.4(b) and paragraph (b) below in the case of an Incentive Stock Option, all of the terms relating to the exercise, cancellation or other disposition of an option or SAR in the event the holder of such option or SAR, is no longer employed by an Employer, whether by reason of Disability, retirement, death or other termination of employment, shall be determined by the Committee. Such determination shall be made at the time of the grant of such option or SAR, as the case may be, and shall be specified in the Agreement relating to such option or SAR.

          (b)    Incentive Stock Options.    Each Incentive Stock Option held by an optionee who ceases to be employed by any Employer by reason of Permanent and Total Disability or death shall be exercisable only to the extent that such option is exercisable on the date of such optionee's termination of employment. In the case of the optionee's Permanent and Total Disability, the option may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) for a period of one year (or such shorter period as the Committee may specify in the Agreement) after the effective date of such optionee's termination of employment by reason of Permanent and Total Disability or until the expiration of the term of such Incentive Stock Option, whichever period is shorter. In the case of the optionee's death, the option may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such other period as the Committee may specify in the Agreement) after the date of such optionee's death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

        Each Incentive Stock option held by an optionee who ceases to be employed by any Employer for any reason other than Permanent and Total Disability or death shall be exercisable only to the extent such option is exercisable on the effective date of such optionee's termination of employment, and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) for a period of three months after the effective date of such optionee's termination of employment or until the expiration of the term of the Incentive Stock Option, whichever period is shorter.

        If an optionee dies during the exercise period specified in the Agreement evidencing the award of such option following the termination of the optionee's employment by reason of Permanent and Total Disability, or if the optionee dies during the three-month period following termination of employment for any reason other than death or Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee's death and may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such shorter period as the Committee may specify in the Agreement) after the date of death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

STOCK AWARDS

        5.1    Stock Awards.    The Committee may, in its discretion, grant Stock Awards to such Eligible Employees as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

        5.2    Terms of Stock Awards.    Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

          (a)    Number of Shares and Other Terms.    The Committee shall determine the number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award. In the case of a Restricted Stock Award, the Committee shall designate a Valuation Date and shall determine the price, if any, to be paid by the holder for each share of Restricted Stock subject to the Award.

          (b)    Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of the shares of Common Stock subject to such award if the holder of such award remains continuously in the employment of any one or more Employers through the specified Restriction Period and satisfies any other applicable conditions and (ii) for the forfeiture of all or a portion the shares of Common Stock subject to such award if the holder of such award does not remain continuously in the employment of any one or more Employers through the specified Restriction Period or does not satisfy any other applicable conditions. Bonus Stock Awards shall not be subject to any Restriction Periods.

          (c)    Share Certificates.    In the case of a Restricted Stock Award, during the Restriction Period, a certificate or certificates representing the award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of any applicable conditions), or upon the grant of a Bonus Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 6.5, either (i) a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or (ii) a notation of noncertificated shares shall be made on the stock records of the Company.

          (d)    Rights With Respect To Restricted Stock Awards.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award and the Plan, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend or any other distribution as the Committee may in its sole discretion designate, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made. Any such distributions on deposit with the Company shall not be segregated in separate accounts and shall not bear interest. Any breach of any restrictions, terms or conditions applicable to a Restricted Stock Award by the holder of such award shall cause a forfeiture of Restricted Stock, any related distributions, and all rights under the Agreement.

          (e)    Cash Awards.    In connection with any Restricted Stock Award, the Committee may authorize (either at the time such award is made or subsequently) the payment of a cash amount (a "Cash Award") to the holder of such Restricted Stock at any time after such Restricted stock shall have become vested; provided, however, that the amount of the cash payment, if any, that a holder shall be entitled to receive shall not exceed 100 percent of the aggregate Maturity Value of the Restricted Stock Award. Such Cash Awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee and shall be in addition to any other salary, incentive, bonus or other compensation payments which holders shall be otherwise entitled or eligible to receive from the Company.

        5.3    Termination of Employment.    Subject to Section 6.9, all of the terms relating to the termination of the Restriction Period or other conditions relating to a Restricted Stock Award, or any cancellation or forfeiture of such Restricted Stock Award in the event the holder of such Restricted Stock Award is no longer employed by an Employer, whether by reason of Disability, retirement, death or other termination of employment, shall be specified in the Agreement relating to such Restricted Stock Award.

VI. GENERAL

        6.1    Effective Date and Term of Plan.    The Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2002 annual meeting of stockholders, shall become effective on the date of such meeting. The Plan shall terminate when shares of Common Stock are no longer available for the grant of awards, unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination.

        In the event that the Plan is not approved by the stockholders of the Company within twelve months of the date the Board adopts the Plan, subject to stockholder approval, the Plan and any awards granted hereunder shall be null and void.

        6.2    Amendments.    The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under the Plan (subject to Section 6.7), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of the Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

        6.3    Agreement.    Each award under the Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by a duly authorized representative of the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement. No award under the Plan shall be effective unless the Agreement evidencing such award is executed by the recipient and delivered to the Company. An Agreement may be modified or amended at any time by the Committee, provided that no modification or amendment may adversely affect the rights of the holder of the award evidenced by the Agreement without the holder's consent.

        6.4    Non-Transferability of Awards.    Unless otherwise specified in the Agreement relating to an award, no award (or rights thereunder) shall be transferable other than by will, the laws of descent and distribution, a qualified domestic relations order or pursuant to beneficiary designation or assignment procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder and its related Agreement shall immediately become null and void.

        6.5    Tax Withholding.    The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. The holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with the award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (C) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C); in each case, except as otherwise set forth in the Agreement relating to the award, provided, however, that no shares of Common Stock shall be withheld or delivered in excess of the minimum statutory requirements with respect to such tax obligation unless such shares are Mature Shares. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

        6.6    Restrictions On Shares.    Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act and the rules and regulations thereunder.

        6.7    Adjustment.    In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under the Plan, the number and class of securities subject to each outstanding option and SAR and the purchase price per security, the maximum number of securities with respect to which Stock Awards or options or SARs, or a combination thereof, may be granted during any calendar year to any person, the terms of each outstanding SAR, the terms of each outstanding Restricted Stock Award, and the number and class of securities subject to each outstanding Stock Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an award under the Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on such vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

        6.8    Acceleration of Awards.

        Notwithstanding any provision in the Plan, upon the occurrence of a Change in Control, as defined below, (i) all outstanding options and SARs shall immediately become exercisable in full and (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, except as otherwise provided in the applicable Agreement.

          (a)    Definition of Change in Control.    A "Change in Control" shall mean:

              (i)    Consummated Transaction.    Consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a Merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the liquidation or dissolution of the Company;

            (ii)    Control Purchase.    The purchase by any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by an Employer) of any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board and, after such purchase, such person shall be the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Section (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities);

            (iii)    Board Change.    A change in the composition of the Board during any period of two consecutive years, such that individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or Other Transactions. The occurrence of such other transactions involving a significant issuance of voting stock or change in the composition of the Board that the Board determines to be a Change in Control for purposes of the Plan.

            (iv)    Other Transactions.    The occurrence of such other transactions involving a significant issuance of voting stock or change in the composition of the Board that the Board determines to be a Change in Control for purposes of the Plan.

        The Agreement evidencing options, SARs or Restricted Stock granted under the Plan may contain such provisions limiting the acceleration of the exercisability of options, SARs and the acceleration of the vesting of Restricted Stock as provided in this Section as the Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock, cash or other property received by the holder from the Company.

          (b)    Certain Business Combinations.    (i) With respect to any optionee who is subject to Section 16 of the Exchange Act, (A) notwithstanding the exercise periods set forth in any Agreement to which such optionee is a party, and (B) notwithstanding the expiration date of the term of such option, in the event the Company is involved in a business combination pursuant to which such optionee receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Company, then each such substitute option held by such optionee shall be exercisable to the extent set forth in the Agreement evidencing such option until and including the later of (y) the expiration date of the term of the option or, in the event of such optionee's termination of employment, the last exercise date prescribed by the optionee's Agreement and (z) the date which is six months and one day after the consummation of such business combination; and

          (ii)  With respect to any holder of an SAR (other than an SAR which may be settled only for cash) who is subject to Section 16 of the Exchange Act, (A) notwithstanding the exercise periods set forth in any Agreement to which such holder is a party, and (B) notwithstanding the expiration date of the term of such SAR, in the event the Company is involved in a transaction pursuant to which such holder receives a substitute SAR relating to any entity, including an entity directly or indirectly acquiring the Company, then each such substitute SAR held by such holder shall be exercisable to the extent set forth in the Agreement evidencing such SAR until and including the later of (y) the date set forth in the optionee's Agreement or, the expiration date of the term of such SAR, as the case may be and (z) the date which is six months and one day after the consummation of such business combination.

        6.9    Termination of Employment.

          (a)    Acceleration of Exercisability or Vesting.    Notwithstanding any provisions to the contrary in an Agreement, if the employment of the holder of an option or Stock Award shall terminate for any reason (including, without limitation, the holder's death, Permanent and Total Disability, retirement (either pursuant to any retirement plan of the Company or any Subsidiary or, in the absence of any such plan, pursuant to the Committee's discretionary determination that such termination of employment shall be treated as retirement for purposes of the Plan), resignation or voluntary termination other than for Cause (as defined in subsection (b) hereof) as determined by the Committee in its sole discretion), the Committee may determine the following:

              (i)  Any Restriction Period applicable to any Restricted Stock Award shall be deemed to have expired upon the holder's termination of employment, and all Restricted Stock subject to such award shall become vested, and any Cash Award payable pursuant to the applicable Restricted Stock Award shall be adjusted in such manner as is provided in the Agreement; and

            (ii)  Any option shall become exercisable in full upon the holder's termination of employment.

          (b)    Termination By Company For Cause.    If the employment with an Employer of a holder of a Restricted Stock Award shall terminate for Cause during the Restriction Period, then all Restricted Stock and any Cash Awards shall be forfeited immediately on the effective date of such holder's termination of employment. If the employment with an Employer of a holder of an option shall terminate for Cause, all options and SARs held by such holder shall immediately terminate and be canceled on the effective date of such holder's termination of employment. For purposes of this Section 6.9, "Cause" shall have the meaning ascribed thereto in any employment agreement to which such holder is a party or, in the absence thereof, shall include, but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after a Consummated Transaction, Control Purchase or Board Change (as such events are described in Section 6.8(a)), Cause shall mean only a felony conviction for fraud, misappropriation or embezzlement.

          (c)    General.    For purposes of the Plan, a leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Awards made under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of an Employer.

        6.10    No Right of Participation or Employment.    No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by any Employer or affect in any manner the right of an Employer to terminate the employment of any person at any time without liability hereunder.

        6.11    Rights As Stockholder.    Subject to Section 5.2(d), no person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

        6.12    Non-Exclusivity.    The Plan shall not be construed as creating any limitations on the Company or the Committee to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awards of either shares of Common Stock or cash to any individual.

        6.13    Governing Law.    The Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

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HEALTH NET, INC. 2002 STOCK OPTION PLAN
I. INTRODUCTION
II. DEFINITIONS
III. ELIGIBILITY AND ADMINISTRATION
IV. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS